UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 19, 2010
Date of Report (Date of earliest event reported)
CARDIAC SCIENCE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51512	94-3300396

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, Washington	98021

(Address of principal executive offices)	(Zip Code)
(425) 402-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 19, 2010, Cardiac Science Corporation (the “Company”) entered into Amendment No. 2 to the Agreement and Plan of Merger, dated as of November 19, 2010, with Opto Circuits (India) Ltd. and Jolt Acquisition Company (“Amendment No. 2”). Amendment No. 2 changes the number of shares of common stock of the surviving corporation into which each share of common stock of Jolt Acquisition Company converts upon the effective time that Jolt Acquisition Company is merged with and into the Company, and amends and restates certain exhibits to the Agreement and Plan of Merger to conform with such change. A copy of Amendment No. 2 is attached as Exhibit 2.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of November 19, 2010, by and among Cardiac Science Corporation, Opto Circuits (India) Ltd. and Jolt Acquisition Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIAC SCIENCE CORPORATION
Dated: November 19, 2010	By:	/s/ MICHAEL K. MATYSIK
		Name:	Michael K. Matysik
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 2 to Agreement and Plan of Merger, dated as of November 19, 2010, by and among Cardiac Science Corporation, Opto Circuits (India) Ltd. and Jolt Acquisition Company.